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                                                                       Exhibit 5


                         Gerard A. Chamberlain, Esquire
                                2431 Brown Street
                        Philadelphia, Pennsylvania 19130
                                 (215) 232-4212



January 4, 2002

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, DE 19890


               Wilmington Trust Corporation
               Registration Statement on Form S-3 dated January 3, 2002

Ladies and Gentlemen:

I have served as counsel to Wilmington Trust Corporation, a Delaware corporation ("WTC"), in connection with preparing and filing the above-captioned Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933. The Registration Statement covers the resale of up to 622,863 shares of common stock of WTC, par value $1.00 per share (the "Common Stock"), pursuant to the Merger Agreement dated as of October 23, 2001 among Balentine Holdings, Inc., Robert M. Balentine, B. Clayton Rolader, Jeffrey P. Adams, Robert E. Reiser, Jr., Gary B. Martin, Wesley A. French, Michael E. Wolf, The 1999 Balentine Family Trust, The Robert M. Balentine Insurance Trust, WTC Merger Subsidiary, Inc., WT Investments, Inc., and WTC (the "Merger Agreement") and WTC's 2001 Non-Employee Director Stock Option Plan and the issuance of up to 102,137 shares of Common Stock pursuant to WTC's 1999 Long-Term Incentive Plan (WTC's 2001 Non-Employee Director Stock Option Plan and 1999 Long-Term Incentive Plan hereinafter are sometimes collectively referred to as the "Plans"), for a total of 725,000 shares of Common Stock.

In rendering this opinion, I have examined executed originals or copies of the following documents:

         a.       The Registration Statement;
         b.       The Plans;
         c.       The Merger Agreement;
         d. WTC's Revised Certificate of Corporation as amended through the date hereof; and
         e.       WTC's Bylaws as amended through the date hereof.
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Wilmington Trust Corporation
January 4, 2002
Page 2


In connection with the opinions expressed herein, I also have examined originals or copies certified or otherwise identified to my satisfaction of corporate records, certificates of public officials and officers and other representatives of WTC and such other instruments as I have deemed necessary or appropriate for the purposes of rendering this opinion.

As to various questions of fact material to this opinion, I have relied upon certificates and other documents of officers or representatives of WTC and of public officials. I have conducted no independent investigation of any kind as to any factual matters relevant to the opinions expressed herein, and with respect to those factual matters I have relied exclusively on the documents and certificates I have examined and have assumed the accuracy of the matters stated therein.

For purposes of this opinion, I have assumed, without any independent investigation or verification of any kind:

         a. The genuineness of all signatures of, and the incumbency, authority and legal right and power under all applicable laws, statutes, rules and regulations of, the officers and other persons signing the Registration Statement and the other documents executed and delivered therewith;

         b. The authenticity and completeness of all documents submitted to me as originals; and

         c. The conformity to authentic original documents and completeness of any documents submitted to me as certified, conformed or photostatic copies.

Based upon and subject to the foregoing and the additional qualifications and other matters set forth below, I am of the opinion that:

         1. The Common Stock that is the subject of the Registration Statement, if and when issued pursuant to the Merger Agreement or upon exercise of options granted in accordance with the terms and conditions of the Plans, will be duly and validly issued; and

         2. Each of the 725,000 shares of Common Stock which are the subject of the Registration Statement, when issued pursuant to the Merger Agreement or in accordance with the terms and conditions of the Plans, will be duly and validly issued by WTC, fully paid and non-assessable.

I am a member of the Pennsylvania bar. The opinions expressed in this opinion letter are limited to Delaware's General Corporation Law. I am not opining on, and I assume no responsibility for,
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Wilmington Trust Corporation
January 4, 2002
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the applicability to or effect on any of the matters covered herein of any other laws or the laws of any other jurisdiction.

This opinion letter is rendered only to you and is solely for your benefit. I hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

The opinions set forth above are rendered as of the date of this letter. I assume no obligation to update or supplement any of those opinions to reflect any changes of law or fact that may occur subsequent to the date hereof.


Very truly yours,


/s/ Gerard A. Chamberlain

Gerard A. Chamberlain, Esquire


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